UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2020

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, CO 80111

 (Address of Principal Executive Offices, including Zip Code)

(720) 479-3500

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2020, WideOpenWest, Inc. (the “Company”) and Richard E. Fish, Jr., the Company’s Chief Financial Officer mutually agreed that Mr. Fish will depart from his position effective April 1, 2020 (the “Separation Date”).

Pursuant to Mr. Fish’s Amended and Restated Letter Agreement of Employment, Mr. Fish will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the Company, and continued compliance with the terms and conditions of such employment letter agreement, (1) severance consisting of a continuation of his monthly base salary for a period of 24 months following the Separation Date and benefit continuation for a period of 12 months following the Separation Date, (2) a pro rata portion of the annual bonus for the fiscal year in which termination of employment occurs, and (3) any time-based vesting equity awards held by Mr. Fish that would have vested within 12 months following the date of the termination but for such termination to become effective.

A copy of the Company’s news release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release Dated March 10, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC.

Date: March 10, 2020	By:	/s/ Teresa Elder
Teresa Elder
Chief Executive Officer